Calculation of Filing Fee Tables
S-8
Lipocine Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, to be issued under the Lipocine Inc. Sixth Amended and Restated Stock and Incentive Plan	Other	663,418	$ 2.25	$ 1,492,690.50	0.0001381	$ 206.14
Total Offering Amounts:						$ 1,492,690.50		$ 206.14
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 206.14
Offering Note
[1]	Pursuant to Rule 416(a), this registration statement covers, in addition to the number of shares of Lipocine Inc., a Delaware corporation (the "Company" or the "Registrant"), common stock, par value $0.0001 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this registration statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), any shares of Common Stock that become issuable under the Lipocine Inc. Sixth Amended and Restated 2014 Stock and Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the Registrant's outstanding shares of Common Stock. Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 2, 2026, as quoted on The Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources